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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Investors, Inc.
Murfreesboro, Tennessee

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 33-72370 and No. 33-85398) and on Form S-8 (No. 333-127179) of
National Health Investors, Inc. of our reports dated February 22, 2006, relating to the consolidated financial statements, financial statement schedules, and management's assessment of internal control over financial reporting included in this Form 10-K for the year ended December 31, 2005.

/S/BDO SEIDMAN, LLP

Memphis, Tennessee
March 6, 2006